UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 1, 2015

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MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 1, 2015, MVB Bank, Inc. (MVB Bank), a wholly-owned subsidiary of MVB Financial Corp. (MVB Financial or the Company), issued a joint news release with BB&T Corporation (BB&T) and Susquehanna Bancshares, Inc. (Susquehanna) announcing the signing of a definitive agreement, subject to customary closing conditions including regulatory approvals, through which MVB Bank will acquire 2 branch locations of Susquehanna Bank in Berkeley County, West Virginia and will assume approximately $69 million of deposits and $17 million of loans.  The 2 Susquehanna Bank branch locations are slated for divestiture under BB&T’s agreement with the United States Department of Justice and commitments to the Board of Governors of the Federal Reserve System in connection with BB&T’s pending acquisition of Susquehanna.  The joint press release announcing the branch acquisition is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1Press release jointly issued by BB&T Corporation, Susquehanna Bancshares, and MVB Bank, Inc. on May 1, 2015.

EXHIBIT INDEX

Exhibit NumberDescriptionExhibit Location

99.1Press release jointly issued by BB&T Corporation,Filed herewith

Susquehanna Bancshares, and MVB Bank, Inc. on

May 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Larry F. Mazza
Larry F. Mazza Chief Executive Officer

Date:  May 1, 2015